Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated April 12, 2016 relating to the statement of assets and liabilities, including the schedule of investment, of NorthStar Real Estate Capital Income Master Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

April 15, 2016

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us